UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

DROPCAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 342-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2018, DropCar, Inc. (the “Company”) offered (the “Repricing Offer Letter”) to the holders (the “Holders”) of the Company’s Series H-4 Warrants to purchase common stock of the Company (the “Common Stock”), issued on March 8, 2018 (the “Series H-4 Warrants”) the opportunity to exercise such Series H-4 Warrants for cash at a reduced exercise price of $0.60 per share (the “Reduced Exercise Price”) provided such Warrants are exercised for cash on or before 5:00 P.M. Eastern Daylight Time on September 4, 2018 (the “End Date”). In addition, the Company will issue a “reload” warrant (the “Reload Warrants”) to each Holder who exercises their Series H-4 Warrants prior to the End Date, covering one share for each Series H-4 Warrant exercised during that period. The terms of the Reload Warrants will be substantially identical to the terms of the Series H-4 Warrants except that (i) the exercise price will be equal to $1.00, (ii) the Reload Warrants may be exercised at all times beginning on the 6-month anniversary of the issuance date on a cash basis and also on a cashless basis as described in Section 2(d) of the Reload Warrant, (iii) the Reload Warrants do not contain any provisions for anti-dilution adjustment and (iv) the Company will have the right to require the Holder to exercise all or any portion of the Reload Warrant still unexercised for a cash exercise if the VWAP (as defined in the Reload Warrant) for the Common Stock equals or exceeds $1.50 for not less than ten consecutive trading days.

On September 4, 2018, the Company received executed Repricing Offer Letters from a majority of the Holders which the Company expects will result in the issuance of Reload Warrants to purchase up to 1,561,596 shares of Common Stock. The Company expects to receive gross proceeds of approximately $937,000 from the exercise of the Series H-4 Warrants pursuant to the terms of the Repricing Offer Letter.

The foregoing summaries of the Reload Warrant and the Repricing Offer Letter are subject to, and qualified in their entirety by reference to, the Form of Reload Warrant and the Form of Repricing Offer Letter, which are incorporated herein by reference to Exhibits 4.1 and 10.1, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Reload Warrant.
10.1	Form of Repricing Offer Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DROPCAR, INC.

Date: September 4, 2018	By:	/s/ Spencer Richardson
Name: Spencer Richardson Title: Chief Executive Officer